UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MERUS LABS INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	2834	Not Applicable
(Province or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

100 Wellington St. West
Suite 2110, P.O. Box 151
Toronto, Ontario, Canada M5K 1H1
Telephone (416) 593-3725
(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company
1090 Vermont Avenue N.W.
Washington DC 20005
Telephone 1-800-927-9801
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Andrew Patient, CFO	Michael Taylor
Merus Labs International Inc.	McMillan LLP
100 Wellington St. West	1500 – 1055 West Georgia Street
Suite 2110, P.O. Box 151	Vancouver, British Columbia
Toronto, Ontario, Canada M5K 1H1	Canada V6E 4N7
Telephone (416) 593-3725	(604) 689-9111

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	[ ]	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[X]	at some future date (check appropriate box below)

1.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	[ ]

pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	[ ]

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	[X]	after the filing of the next amendment to this Form (if preliminary material is being filed). [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered(3)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price (2)(3)(4)	Amount of registration fee (3)(4)(5)
Common Shares, no par value
Common Share Purchase Warrants
Subscription Receipts
Preferred Shares
Units
Total	-	-	US$196,500,000	$22,833.30

(1)

Includes an indeterminate number of common shares, common share purchase warrants, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers (i) common shares that may be issued upon exercise of warrants, (ii) common shares, warrants or units that may be issued upon conversion of subscription receipts and (iii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. No separate consideration will be received for any securities issued upon conversion or exchange. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “U.S. Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)

Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed US$196,500,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies to the Registrant.

(3)

Rule 457(o) under the U.S. Securities Act permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant.

(4)

Calculated based on the proposed maximum aggregate offering price of CDN$250,000,000 converted into U.S. dollars based on the noon exchange rate on July 8, 2015, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of CDN$1.00 = US$0.7860.

(5)	Based on the SEC’s registration fee of $116.20 per $1,000,000 of securities registered.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

I - 1

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

SUBJECT TO COMPLETION, DATED JULY 9, 2015

Prospectus Dated            , 2015

MERUS LABS INTERNATIONAL INC.
$250,000,000
Common Shares
Warrants
Subscription Receipts
Preferred Shares
Units

Merus Labs International Inc. (the “Company” or “Merus”) may offer and issue from time to time (i) common shares (the “Common Shares”), (ii) warrants (the “Warrants”) to purchase Common Shares or other Securities (as defined below), (iii) subscription receipts (“Subscription Receipts”) which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares or Warrants of the Company or any combination thereof, (iv) preferred shares (the “Preferred Shares”) or (v) units (“Units”) consisting of two or more of the foregoing (all of the foregoing, collectively, the “Securities”) or any combination thereof up to an aggregate initial offering price of $250,000,000 (or its equivalent in any other currency used to denominate the Securities at the time of the offering) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

Investing in Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus and in the documents incorporated by reference in this Prospectus and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (“MJDS”), to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and may not be comparable to financial statements of United States companies. Our financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the standards of the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission (“SEC”) independence standards.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is amalgamated and exists under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, number and terms of the Common Shares or other Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; (iv) in the case of Preferred Shares, the number of shares offered, the offering price, the rights and restrictions of the Preferred Shares, any rights to convert the Preferred Shares into Common Shares or other Securities and any other specific terms; and (v) in the case of Units, the terms of the component Securities and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

Warrants will not be offered for sale separately to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, such delivery to be effected in the case of United States purchasers through the filing of such Prospectus Supplement or Prospectus Supplements with the SEC. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to or through underwriters or dealers and also may offer and sell certain Securities directly to purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

ii

The outstanding Common Shares of the Company are listed for trading on Toronto Stock Exchange (“TSX”) under the symbol “MSL” and on the NASDAQ Capital Market (“NASDAQ”) under the symbol “MSLI”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares of the Company will not be listed on any securities exchange. On July 8, 2015, the closing price of the Common Shares on TSX was $2.74 per share, and the closing price of the Common Shares on NASDAQ was U.S.$2.16 per share. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Company by McMillan LLP with respect to Canadian and United States legal matters.

In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The Company’s head office is located at 100 Wellington St. West, Suite 2110, Toronto, Ontario, Canada M5K 1H1 and its registered office is located at 1055 West Georgia Street, Suite 1500, Vancouver, British Columbia, Canada V6E 4N7.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

iii

_______________________

You should rely only on the information contained in or incorporated by reference into this Prospectus or contained in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “we”, “our”, “us”, “Merus” or the “Company” refer to Merus Labs International Inc. and each of its material subsidiaries.

DOCUMENTS INCORPORATED BY REFERENCE

            Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from Chief Financial Officer by contacting us at 100 Wellington Street West, Suite 2110, P.O. Box 151, Toronto, Ontario, Canada, M5K 1H1, telephone (416) 593-3725; facsimile (416) 593-4434, or by accessing our disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com and on EDGAR at www.sec.gov.

            The following documents of the Company, filed with the securities regulatory authorities in the jurisdictions in Canada in which the Company is a reporting issuer, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

1.	the annual information form of the Company for the year ended September 30, 2014 dated December 22, 2014 (the “2014 AIF”) ;

2.

the audited consolidated balance sheets as at September 30, 2014 and 2013, and the consolidated statements of operations, consolidated statements of changes in equity and consolidated statements of cash flows for each of the years in the three year period ended September 30, 2014, together with the notes thereto and the reports of independent registered public accounting firms thereon;

3.	the management’s discussion and analysis of consolidated results of operations and financial condition of the Company for the fiscal year ended September 30, 2014 dated December 18, 2014;

4.	the unaudited consolidated interim financial statements of the Company as at and for the three and six months ended March 31, 2015 and the notes thereto;

5.	the management’s discussion and analysis of consolidated results of operations and financial condition of the Company for the three and six months ended March 31, 2015, dated May 13, 2015;

6.

the management information circular and form of proxy dated February 23, 2015 prepared in connection with the annual general and special meeting of the Company’s shareholders held on March 26, 2015 (the “2015 Information Circular”);

7.	the material change report of the Company filed October 3, 2014;

8.	the material change report of the Company filed November 25, 2014;

9.	the material change report of the Company filed May 4, 2015;

10.	the material change report of the Company filed May 29, 2015; and

11.	the material change report of the Company filed June 3, 2015.

            All documents of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus, and before the termination of the Offering, are deemed to be incorporated by reference into this Prospectus.

            Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

            Any document filed by the Company with the SEC and any Report of Foreign Private Issuer on Form 6-K furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), after the date of this Prospectus shall also be deemed to be incorporated by reference into this Prospectus (in the case of any Report on Form 6-K, if and to the extent provided in such document).

            Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that contains the statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

            A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

            Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Company’s financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This Prospectus and the documents incorporated herein by reference contain certain forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws and forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995.

            Forward-looking statements describe our future plans, strategies, expectations and objectives, and are generally, but not always, identifiable by use of the words “may”, “will”, “should”, “continue”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “plan” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements contained or incorporated by reference into this Prospectus include, without limitation, statements regarding:

  the timing and completion of any offering of Securities;

  the use of proceeds of any offering of Securities;

  our growth and acquisition strategy;

  the amount of funds available to us to pursue our growth and acquisition strategy;

  our ability to raise funds to enable us to complete our growth and acquisition strategy;

  our expectations regarding sales from our existing products;

  our expectations regarding products that we acquire or license;

  our expectations regarding the development of our target markets; and

  our plans, objectives and targets for revenue growth and operating performance.

            Such statements may not prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The following are some of the risks and other important factors that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements:

  our ability to successfully market and sell our products;

  our ability to service existing debt;

  our ability to increase sales of our existing products;

  our ability to acquire new products and, upon acquisition, to successfully market and sell new products that are acquired;

  our ability to achieve the financing necessary to complete the acquisitions of new products;

  unanticipated cash requirements to support current operations, to expand our business or for capital expenditures;

  the activities of our competitors and specifically the commercialization of innovative or generic products that compete in the same category as our products;

  core patent protection for our initial portfolio has expired or will expire in the future, which could result in significant competition from generic products resulting in a significant reduction in sales;

  the acceptance of our products by regulatory and reimbursement agencies in various territories including Canada and Europe and inclusion on drug benefit formularies, hospital formularies and acceptance by pharmacies, physicians and patients in the marketplace;

  delays or setbacks with respect to governmental approvals, or manufacturing or commercial activities;

  the timing and unpredictability of regulatory actions;

  the patient health, legal, and commercial risks associated with patient adverse events or side effects resulting from the use of our products;

  the ability to source, develop and commercialize new products effectively;

  the inability to adequately protect our key intellectual property rights;

  the loss of key management or scientific personnel;

  regulatory, legal or other setbacks with respect to our operations or business;

  market conditions in the capital markets and the biopharmaceutical industry that make raising capital or consummating acquisitions difficult, expensive or both;

  enactment of new government laws, regulations, court decisions, regulatory interpretations or other initiatives that are adverse to us or our interests;

  the risk that we are not able to arrange sufficient, cost-effective financing to repay maturing debt and to fund expenditures, future operational activities and acquisitions, and other obligations;

  the risks associated with legislative and regulatory developments that may affect costs, revenues, the speed and degree of competition entering the market, global capital markets activity and general economic conditions in geographic areas where we operate;

  the Company’s credit facilities that may limit its operational flexibility; and

  the unexpected increase in the Company’s borrowing costs that may adversely affect its earnings.

            Investors are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect the forward-looking statements. These and other material risks and uncertainties, and factors and assumptions used to develop forward-looking statements, are further described on pages 20 to 29 of our 2014 AIF. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this Prospectus.

            Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to us, including information obtained from third-party industry analysts and other third party sources. In some instances, material assumptions and factors are presented or discussed elsewhere in this Prospectus in connection with the statements or disclosure containing the forward-looking information. The reader is cautioned that the following list of material factors and assumptions is not exhaustive. The factors and assumptions include, but are not limited to:

  the receipt of all required regulatory approvals, including those of the TSX and NASDAQ, to complete the Offering;

  no unforeseen changes in the legislative and operating framework for our business;

  a stable competitive environment; and

  no significant event occurring outside the ordinary course of business such as a natural disaster or other calamity.

            Although we have attempted to identify important factors that could cause our actual results to differ materially from our plans, strategies, expectations and objectives there may be other factors that could cause our results to differ from what we currently anticipate, estimate or intend. Forward-looking statements are provided to assist external stakeholders in understanding management’s expectations and plans relating to the future as of the date of the original document and may not be appropriate for other purposes. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements made in a document incorporated by reference in this Prospectus are made as at the date of the original document and have not been updated by us except as expressly provided for in this Prospectus. Except as required under applicable securities laws, we undertake no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

            We qualify all the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

IFRS AND NON-IFRS MEASURES

            To supplement its financial statements, the Company uses select non-IFRS measures, including EBITDA and Adjusted EBITDA to analyze performance.

            The term EBITDA does not have any standardized meaning under IFRS and therefore may not be comparable to similar measures presented by other companies. The Company defines EBITDA as earnings before interest expense, taxes, depreciation and amortization (including impairment charges). Adjusted EBITDA is the same measure with additional adjustments for non-cash stock based compensation), foreign exchange gains or losses, investment income or expense, and acquisition costs. The Company believes EBITDA to be an important measurement that allows it to assess the operating performance of its ongoing business on a consistent basis without the impact of amortization and impairment expenses, debt service obligations and other non-operating items. The Company excludes amortization and impairment expenses because their level depends substantially on non-operating factors such as the historical cost of intangible assets. The Company's method for calculating EBITDA may differ from that used by other issuers and, accordingly, this measure may not be comparable to EBITDA used by other issuers.

            A description and definition of the non-IFRS measures related to the Company can be found in the footnote “EBITDA – Non-IFRS Financial Measures” under the heading “Overall Performance” in the Company’s management’s discussion and analysis for the fiscal year ended September 30, 2014 dated December 18, 2014.

THE COMPANY

Corporate Organization

            Merus is a company existing under the British Columbia Business Corporations Act (the “BCBCA”).

            Merus was formed on December 19, 2011 through the amalgamation of Envoy Capital Group Inc. (“Envoy”) with Merus Labs International Inc. (“Old Merus”). On October 1, 2012, we completed a further amalgamation with our wholly owned subsidiary, Merus Labs Inc. and continued under the name Merus Labs International Inc.

            Old Merus was incorporated under the laws of the Province of British Columbia on November 2, 2009 as a numbered company, 0865346 B.C. Ltd. On January 22, 2010, Old Merus changed its name to Merus Labs International Inc. in connection with a plan of arrangement with Range Gold Corp.

            Envoy was incorporated under the laws of the Province of British Columbia, Canada in December 1973 and was continued under the laws of the Province of Ontario, Canada in December 1997. Envoy was engaged in the business of a merchant banking organization focused on providing financial services as well as equity and debt capital to small and mid-cap companies from 2006 through to 2011. Envoy was continued to the Province of British Columbia in connection with the amalgamation with Old Merus.

Stock Exchange Listings

            Our Common Shares are publicly traded on the Toronto Stock Exchange (“TSX”) under the symbol “MSL” and on NASDAQ under the symbol “MSLI”.

Principal Office

            Our head office is located at 100 Wellington St. West, Suite 2110, Toronto, Canada M5K 1H1. We may be reached by telephone at (416) 593-3725 or facsimile at (416) 593-4434.

Web Site

            Our website is www.meruslabs.com. Information contained on our website does not constitute a part of this Prospectus.

OUR BUSINESS

Our Products

            We are a specialty pharmaceutical company that currently owns, markets and distributes the following pharmaceutical products within the territories described below pursuant to license and other intellectual property rights that we have acquired:

Name of Product	Indication	Territories	Patent Protection
Sintrom®	Treatment and prevention of thromboembolic diseases	Certain European countries including the key countries of Spain, Italy, Greece, Romania and Bulgaria	None
Emselex®/Enablex®	Treatment of overactive bladder syndrome	Canada and Europe (excluding France, Spain and Italy)	Core patents expire in 2016, Supplemental Protection Certificate provides barrier through October 2019
Salagen ®	Treatment of symptoms of dry eye and dry mouth disorders and that is indicated for xerostomia following radiation therapy	Territory comprised of 50 countries, the majority of which are European counties, inclusive of France, Germany, Italy, Spain and the United Kingdom, and which also include Russia and a number of Western Asian countries	None
Estraderm MX®	Treatment of signs and symptoms of estrogen deficiency due to the menopause and the prevention of accelerated postmenopausal bone loss	Great Britain, Australia, Italy, Colombia, Spain, Poland and Singapore, as well as other countries in the European Union subject to limitations on the obligations of Novartis to supply product in these additional countries	None
Vancocin®	Treatment of infections caused by bacteria such as C.difficile in the gastrointestinal tract	Canada	None

            Our products are described in detail in our 2014 AIF and, with respect to Salagen ® and Estraderm MX®, our material change report dated May 22, 2015.

            We continue to identify new products for potential acquisition in accordance with our business strategy, as outlined below. However, we have not entered into any binding agreements to acquire any new products as of the date of this Prospectus and there is no assurance that we will be able to enter into such binding acquisition agreements.

Our Business Model

            Our business model involves targeting the acquisition of established legacy prescription medicines in the following categories:

  on patent but at maturity stage of product life cycle;

  branded generics;

  under promoted products;

  niche market pharmaceuticals; and

  products with annual sales below critical thresholds for large pharmaceutical companies.

            Once a product is acquired, we implement a focused sales and marketing plan to promote the product with the goal of increasing sales and market share. Our corporate growth strategy is driven by a product acquisition plan which employs an opportunistic approach to source product acquisition candidates. Our objective is to source pharmaceutical products across broad therapeutic classes in order to provide access to acquisition targets not available to other players and to create a diversified strategy. Although we have a broad therapeutic focus, we may pursue opportunities if the application of a dedicated small scale sales force can deliver incremental product sales growth. Our current geographic focus is Europe, Canada and the United States. We believe that our corporate strategy will result in a diversified product portfolio. To manage such a product portfolio, we have implemented a low cost operating model in which there is a light infrastructure footprint. Consistent with this approach, we have partnered with third party contract manufacturing and regulatory service providers to leverage their expertise while still maintaining maximum flexibility for us.

            We are not engaged in the drug development process and do not target drugs that are in the development process for acquisition. Our strategy is to acquire prescription medicines that have all necessary regulatory approvals to be marketed and sold for the territories where we acquire marketing and distribution rights.

Business Model for Acquisition of Diversified Legacy Products

            We believe that we have a well defined strategy in seeking to acquire legacy products primarily for the purpose of generating a stream of stable revenues and cash flow. We believe that this strategy will provide us with the flexibility to consider a broad range of acquisition targets from a variety of therapeutic areas. Our management believes that our approach to product acquisition and our return objectives provides us with a competitive advantage in acquiring products as we can purchase diversified bundles of products from a single vendor. In contrast, our competitors, such as niche pharmaceutical companies, are more likely to focus on individual product acquisitions within the same therapeutic area. As a result, certain vendors may view us as a preferred purchasing candidate.

Predictable Cost Structure

            Our plan is to establish a predictable cost structure by relying on a small employee base and outsourcing most of the operational functions associated with our business, including warehousing, distribution, customer service, invoicing, collections, regulatory affairs, medical and drug information, human resources and informational technology. Wherever possible, our objective will be to achieve cost controls by entering into contractual supply and/or service agreements that dictate fixed or percentage fixed costs with annual adjustments for inflation. In the case of our manufacturing supply agreements, our cost of goods will be based on a fixed, per unit cost with annual inflationary adjustments. Our management believes the predictability, flexibility and efficiency gained by contracting with established, experienced service organizations will assist us in maintaining our margins and maximizing distributable cash.

Partnership with Leading Service Providers

            As part of our business plan, one of our key objectives will be to enter into outsourcing relationships with leading providers of pharmaceutical contract services for many of the operational functions associated with our business and we intend to pursue this strategy in the future.

RECENT DEVELOPMENTS

Acquisition of Salagen ® and Estraderm MX®

            On May 22, 2015, we, through one of our wholly owned subsidiaries, acquired the rights to manufacture, market, and sell two established specialty pharmaceutical products in certain European and other markets. The products have been acquired from Novartis Pharma AG, a leading global pharmaceutical company for a purchase price of US$29.5 million.

            We acquired rights to the following products under an asset purchase agreement executed between the Company and its wholly owned subsidiary and Novartis Pharma AG and its parent, Novartis AG (together, “Novartis”):

  Salagen® (pilocarpine hydrochloride), a pharmaceutical product used for the treatment of symptoms of dry eye and dry mouth disorders and that is indicated for xerostomia following radiation therapy; and

  Estraderm MX®, a transdermal delivery format of estradiol used for (i) the treatment of signs and symptoms of estrogen deficiency due to the menopause, whether natural or surgically induced, (e.g. hot flushes, sleep disturbances, and urogenital atrophy, as well as accompanying mood changes), and (ii) the prevention of accelerated postmenopausal bone loss.

  Under the Asset Purchase Agreement, we acquired:

  the rights of Novartis under a license agreement with a third-party licensor to manufacture, market and sell Salagen®, in a territory comprised of 50 countries, the majority of which are European counties, inclusive of France, Germany, Italy, Spain and the United Kingdom, and which also include Russia and a number of Western Asian countries. We will be required to make payments of royalties calculated based on sales of Salagen® in the territories to the third party licensor and, subject to the payment of these royalties, will own an exclusive, perpetual license to manufacture, market and sell Salagen® in the territories; and

  an exclusive, perpetual, royalty-free, fully paid-up license to manufacture, market and sell Estraderm MX® in six countries, including Great Britain, Australia, Italy, Colombia, Spain, Poland and Singapore, as well as other countries in the European Union subject to limitations on the obligations of Novartis to supply product in these additional countries.

            Similar to the arrangements for our Sintrom® and Enablex® products acquired by us from Novartis, Novartis will continue to procure, supply and sell the products acquired in the territories during a transition period in which the marketing authorizations for the products will be transferred to our subsidiary. During this transition period, Novartis will pay to us the profit derived from sales of the products in the territories based upon an agreed form of profit calculation. Upon transfer of the marketing authorizations to our subsidiary, we will directly source the products and will commence selling the products directly to customers in the territories.

            We funded the acquisition with available cash.

Board of Directors

            Dr. Robert Bloch was appointed to our Board of Directors effective March 27, 2015. Dr. Bloch is a European-based pharmaceutical industry veteran. Dr. Bloch has more than 15 years of leadership experience with global pharmaceutical companies, including seven years at F. Hoffmann-La Roche, based in Switzerland, most recently as Vice President, Global Head - Established Products. At Roche, Dr. Bloch successfully led a multi-billion dollar franchise and had considerable influence on the company's overall strategic direction and operating performance. Before joining Roche, Dr. Bloch advanced through several leadership roles at Schering-Plough and Wyeth.

Officers

            We appointed Mr. Geoff Morrow as our Vice President, Business Development in February 2015. Mr. Morrow has over 15 years’ experience in the pharmaceutical industry. Most recently, he held the position of Commercial Lead, Urology at Allergan Canada. Previously, Mr. Morrow was Director, Business Development and Corporate Planning at Astellas Pharma Canada. In addition, Mr. Morrow held US-based management roles at InVentiv Health and Eli Lilly and Canadian-based roles at AstraZeneca.

            We appointed Frank Rotmann as our Vice President and Head of European Operations on May 26, 2015. Mr. Rotmann has over 20 years of experience in the pharmaceutical industry. Most recently, he held the position of VP for Central Eastern Europe for Takeda Pharmaceuticals. Previously, Mr. Rotmann held both country and regional responsibilities with full P&L accountability and a strong record of transforming businesses to profitable growth. Mr. Rotmann has also held European and US-based leadership roles at Eli Lilly, Sanofi, Altana and Nycomed and has a Master of Business and Engineering degree from the Karlsruhe Institute of Technology (KIT) in Germany. Mr. Rotmann replaces Dr. Ulrich Schoeberl, our previous Head of European Operations, who left us effective April 30, 2015.

Series A Preferred Shares

            On July 11, 2014, we completed a private placement pursuant to which we issued $10,000,000 of Series A convertible preferred shares (the “Series A Preferred Shares”) to a large Canadian institutional investor (the “Preferred Shares Investor”).

            The Series A Preferred Shares pay a dividend of 8% per annum, subject to adjustment if we do not redeem the Series A Preferred Shares after October 31, 2019. At any time at the option of the holder, the Series A Preferred Shares may be converted into our Common Shares at a conversion price of $2.20 per share. The Series A Preferred Shares are redeemable at our option at any time after October 31, 2019. The Series A Preferred Shares are also redeemable by us at any time in the event of a change of control subject to payment of a change of control premium.

            Subsequent to its initial approval of the Series A Preferred Shares, the TSX requested certain amendments to the Series A Preferred Shares to conform to its policies. We have, with the Preferred Shares Investor’s consent, amended the special rights and restrictions of the Series A Preferred Shares to address the TSX requirements (“Amended Series A Special Rights and Restrictions”). An updated version of our Amended Articles has been filed on SEDAR on April 15, 2015 to reflect the Amended Series A Special Rights and Restrictions.

Notice of Allegation from Apotex

            In June 2014, we received notification from Apotex Inc. (“Apotex”) that it had filed with Health Canada an Abbreviated New Drug Submission (“ANDS”) seeking market approval for a generic version of Enablex® (darifenacin hydrobromide tablets) for the Canadian marketplace. In connection with this filing, we received Notices of Allegation (“NOAs”) from Apotex against our Enablex® patents listed on the Canadian patent register which expire in August of 2016 and beyond. The NOAs were issued under the Canada Patented Medicines (Notice of Compliance) Regulations. Enablex® is currently protected in Canada by three issued patents listed on the Canadian patent register.

            We entered into a settlement agreement with Apotex in March 2015. The terms of the settlement agreement are confidential but are not financially material to us. We plan to continue with the marketing of Enablex® to urologists and other medical practitioners across Canada into the foreseeable future.

Factive® Arbitration Proceeding

            In the fourth quarter of fiscal 2014, the Company received notice of a request for arbitration from the original owner of the Company’s former Factive® product (the “Original Owner”). The request for arbitration is based on the original license agreement entered into by the Original Owner and Cornerstone Therapeutics, Inc. (now Chiesi USA, Inc.). The request for arbitration names the Company as a respondent together with Cornerstone and Vansen Pharma, Inc. The Original Owner’s request for arbitration includes the allegation that Cornerstone did not have the legal right to transfer the Factive® product to the Company and that the Company failed to use commercially reasonable efforts in marketing Factive®. The Original Owner is seeking an award for damages relating to an alleged breach of contract, as well of disgorgement of revenues and other benefits derived by the Company from sales of Factive®. The Company is defending the claim and has denied any liability to the Original Owner. The Company and Cornerstone have each asserted claims against the other, seeking indemnity and damages related to the Original Owner’s claim.

Enablex® Pricing

            During 2014, we were informed by the German Federal Joint Committee (G-BA), responsible for directives on drug reimbursement policy, that they planned to introduce a single reimbursement class for all anticholinergic-based OAB products in the German market. This new classification would effectively set a maximum reimbursable price for public payors. The Committee has invited Merus to provide a rationale for Enablex® (Darifenacin) being excluded from the class, which we have done. The process of assessing arguments for exclusion from the class, the determination of a reimbursement price for the class, and that price becoming effective could take up to a year or more. If Darifenacin is not excluded from the class and is subject to a maximum reimbursement price, there may be a material adverse effect on sales. We participated with a number of pharmaceutical companies and other stakeholders in a hearing conducted by the G-BA on June 9, 2015 as part of the G-BA detailed evaluation process. As of the date of this Prospectus, there has been no determination by the G-BA with respect to this issue.

Performance Share Unit Plan

            Our shareholders approved our 2015 Performance Share Unit Plan (the “PSU Plan”) on March 26, 2015. The details of the PSU Plan are provided in our 2015 AGM Circular, which is incorporated into this Prospectus by reference. Shareholders also ratified the grant of 950,000 performance share units to our employees and officers.

USE OF PROCEEDS

            Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

            All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

CONSOLIDATED CAPITALIZATION

            There have been no material changes in our share and debt capital, on a consolidated basis, since March 31, 2015, being the date of the Company’s most recently filed unaudited consolidated financial statements incorporated by reference in this Prospectus, other than as set forth below:

(i)

On April 30, 2015, the Company closed a prospectus offering of 19,672,200 common shares at a price of $3.05 per share for gross proceeds of $60,000,210. Proceeds will be applied to working capital and for general corporate purposes, including the funding of prospective future acquisitions;

(ii)

On June 1, 2015, the Company issued an additional 1,000,550 common shares at a price of $3.05 per share for gross proceeds of $3,051,678 pursuant to the exercise by the underwriters of their over-allotment option on the offering granted in connection with the completion of the April 30, 2015 prospectus offering;

(iii)

the grants of performance share units, stock options and the issuances of additional common shares upon the exercise of outstanding stock options, each as described further below under “Prior Sales”; and

(iv)	scheduled principal debt repayments.

PLAN OF DISTRIBUTION

            The Company may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell Securities to or through dealers. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

            The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102—Shelf Distributions, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

            Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

            In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

            Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DIVIDEND POLICY

            The Company has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Company intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Company’s board of directors will review this policy from time to time having regard to the Company’s financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF COMMON SHARES

            The Company’s authorized share capital consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value. As of July 8, 2015, there were (i) 102,226,641 Common Shares, and (ii) 10,000 preferred shares were issued and outstanding, all of which are designated as “Series A Preferred Shares”.

            Subject to the rights of the holders of the preferred shares of the Company, holders of the Common Shares are entitled to dividends if, as and when declared by the directors. Holders of the Common Shares are entitled to one vote per Common Share at meetings of shareholders except at meetings at which only holders of a specified class of shares are entitled to vote. Upon liquidation, dissolution or winding-up of the Company, subject to the rights of holders of preferred shares, holders of the Common Shares are to share ratably in the remaining assets of the Company as are distributable to holders of Common Shares. The Common Shares are not subject to call or assessment rights, redemption rights, rights regarding purchase for cancellation or surrender, or any pre-emptive or conversion rights.

            The Common Shares are listed on the TSX trading under the symbol “MSL”, and on the NASDAQ trading under the symbol “MSLI”.

DESCRIPTION OF WARRANTS

            The following description, together with the additional information the Company may include in any Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which may consist of Warrants to purchase Common Shares or other Securities and may be issued in one or more series. Warrants may be offered independently or together with Common Shares or other Securities offered by any Prospectus Supplement, and may be attached to or separate from those Securities. Warrants will not, however, be offered for sale separately to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction. While the terms summarized below will apply generally to any Warrants that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

            Any Warrants issued will be issued under and governed by the terms of one or more warrant indentures or agreement (each a “Warrant Indenture”) between the Company and a warrant trustee or warrant agent (a “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

            This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture. Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. The applicable Prospectus Supplement relating to any Warrants offered by the Company will describe the particular terms of those Warrants and include specific terms relating to the offering.

            The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the currency or currencies in which the Warrants will be offered;

•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

•

the number of Common Shares or other Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares or other Securities may be purchased upon exercise of each Warrant;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

•	any minimum or maximum number of Warrants that may be exercised at any one time;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the Warrants will be listed on an exchange;

•	material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

            Prior to the exercise of Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or other Securities issuable upon exercise of the Warrants.

Exercise of Warrants

            Each Warrant will entitle the holder to purchase the Securities that the Company specifies in the applicable Prospectus Supplement at the exercise price described therein. Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

            Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement. The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

            Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Securities purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants. If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender Securities as all or part of the exercise price for Warrants.

Anti-Dilution

            The Warrant Indenture will specify that, upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Company’s assets, Warrants exercisable for Common Shares will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants that are exercisable for Common Shares.

Global Securities

            The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

            The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

            The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

            The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and, if applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

            The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

            The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NASDAQ relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

            The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the currency or currencies in which the Subscription Receipts will be offered;

•

the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

•	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•

whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g. an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

•	the identity of the Escrow Agent;

•

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•

if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

•

procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•

any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

•	whether the Subscription Receipts will be listed on an exchange;

•	material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Subscription Receipts; and

•	any other terms of the Subscription Receipts.

            The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, Holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

            The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

            The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of Common Shares or Warrants underlying the particular Subscription Receipts or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants to which the holder of a Common Share or identical Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

            The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

            The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

            The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF PREFERRED SHARES

            Our articles provide that, subject to the BCBCA, our directors may alter the articles of the Company and authorize the alternation of the Notice of Articles of the Company in order to establish series of preferred shares and to designate the rights and restrictions attached to each series of preferred shares. The rights and restrictions attached to a series of preferred shares may include, without limitation, provisions regarding (i) the payment of dividends, (ii) the consideration to be paid for the shares, (iii) conversion or exchange rights, (iv) rights of redemption or repurchase, (v) restrictions on payment of dividends or the repayment of capital in respect of other shares of the Company, and (vi) voting rights and restrictions. The holders of preferred shares shall be entitled on the liquidation or dissolution of the Company to repayment of capital, together with accrued but unpaid dividends, in priority to the holders of the common shares of the Company.

            The holders of each series of Preferred Shares would also be entitled, in priority to the holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares with respect to the payment of cumulative dividends, to be paid ratably with the holders of each other series of Preferred Shares, the amount of cumulative dividends, if any, specified as being payable preferentially to the holders of such series.

            As of the date of this Prospectus, an aggregate of 10,000 Series A Preferred Shares have been designated and have been issued and are outstanding. The rights and restrictions attached to the Series A Preferred Shares are described in our 2014 AIF.

            Any Prospectus Supplement for Preferred Shares will set forth the terms and other information with respect to the Preferred Shares being offered thereby, including: (i) the offering price of the Preferred Shares; (ii) the title and designation of number of shares of the series of Preferred Shares; (iii) the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate; (iv) any conversion or exchange features or rights; (v) whether the Preferred Shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights; (vi) any liquidation rights; (vii) any sinking fund provisions; (viii) any voting rights; (ix) whether the Preferred Shares will be issued in fully registered or “book-entry only” form; (x) any other rights, privileges, restrictions and conditions attaching to the Preferred Shares; and (xi) any other specific terms.

DESCRIPTION OF UNITS

            The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any issue of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

            The Company will also add to disclosure in any subsequent Prospectus Supplement whereby Units are offered the form of any unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the issue of Units being offered, and any supplemental agreements. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of any Unit Agreement and any supplemental agreements applicable to a particular issue of Units. The Company urges you to read the applicable Prospectus Supplements relating to the particular issue of Units that the Company sells under this Prospectus, as well as any Unit Agreement and any supplemental agreements that contain the terms of the Units. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Company files with the SEC, any Unit Agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

General

            The Company may issue Units comprising of any combination of Common Shares, Warrants, Subscription Receipts or Preferred Shares. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security. Any Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The Company will describe in the applicable Prospectus Supplement the terms of the issue of Units, including: the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately; any provisions of any governing Unit Agreement that differ from those described below; and any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units. The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants”, “Description of Subscription Receipts” and “Description of Preferred Shares”, will apply to each Unit and to any Common Share, Warrant, Subscription Receipt or Preferred Share included in each Unit, respectively.

Issuance in Series

            The Company may issue Units in such amounts and in numerous distinct series as the Company may determine.

Enforceability of Rights by Holders of Units

            Each Unit Agent will act solely as the Company’s agent under any applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single trust company may act as a Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by us under any applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Unit may, without the consent of any related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit. The Company, any Unit Agents, and any of the Company’s or their agents may treat the registered holder of any Unit certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

DENOMINATIONS, REGISTRATION AND TRANSFER

            The Securities will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement. Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but the Company may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of Securities, the Company may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

BOOK-ENTRY ONLY SECURITIES

            Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants (“CDS Participants”) in the depository service of CDS Clearing and Depository Services Inc. or a successor (collectively, “CDS”). Each of the underwriters, dealers or agents, as the case may be, named in a Prospectus Supplement will be a CDS Participant or will have arrangements with a CDS Participant. On the closing of a book-entry only offering, the Company may cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, CDS or its nominee. Except as described below, no purchaser of Securities issued in book-entry-only form or non-certificated form will be entitled to a certificate or other instrument from the Company or CDS evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by CDS except through a book-entry account of a CDS Participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of that registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its CDS Participants having interests in the Securities. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

            If the Company determines, or CDS notifies the Company in writing, that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Company is unable to locate a qualified successor, or if the Company at its option elects, or is required by law, to terminate the book-entry system, then the Securities will be issued in fully registered form to holders or their nominees

Transfer, Conversion or Redemption of Securities

            Transfer of ownership, conversion or redemption of Securities will be effected through records maintained by CDS or its nominee for such Securities with respect to interests of CDS Participants, and on the records of CDS Participants with respect to interests of persons other than CDS Participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through CDS Participants.

            The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a CDS Participant) may be limited due to the lack of a physical certificate.

Payments and Notices

            Payments of principal, redemption price, if any, dividends and interest, as applicable, on each Security will be made by the Company to CDS or its nominee, as the case may be, as the registered holder of the Security and the Company understands that such payments will be credited by CDS or its nominee in the appropriate amounts to the relevant CDS Participants. Payments to holders of Securities of amounts so credited will be the responsibility of the CDS Participants.

            As long as CDS or its nominee is the registered holder of the Securities, CDS or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Company in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption price, if any, dividends and interest due on the Securities to CDS or its nominee.

            Each holder must rely on the procedures of CDS and, if such holder is not a CDS Participant, on the procedures of the CDS Participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Company understands that under existing policies of CDS and industry practices, if the Company requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to the Securities, CDS would authorize the CDS Participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by CDS or agreed to from time to time by the Company, any Trustee and CDS. Any holder that is not a CDS Participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its CDS Participant to give such notice or take such action.

            The Company, the underwriters, dealers or agents and any Trustee identified in a Prospectus Supplement, as applicable, will not have any liability or responsibility for: (i) records maintained by CDS relating to beneficial ownership interest in the Securities held by CDS or the book-entry accounts maintained by CDS; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interest; or (iii) any advice or representation made by or with respect to CDS and contained herein or in any Trust Indenture with respect to the rules and regulations of CDS or at the directions of the CDS Participants.

PRIOR SALES

            During the 12 month period before the date of this Prospectus, we have issued Common Shares and securities convertible into Common Shares as follows:

	Price per
	Security/Exercise
Date	Price per Security	Number of Securities
Common Shares
Issued pursuant to Public Offerings
June 19, 2014	$1.70	18,400,000
April 30, 2015	$3.05	19,672,200

	Price per
	Security/Exercise
Date	Price per Security	Number of Securities
June 1, 2015	$3.05	1,000,550
Issued pursuant to Conversion of Convertible Debentures
July 14, 2014	$1.50	6,677,918
Issued pursuant to Dacha Acquisition Financing
August 14, 2014	$1.70	4,246,544
Issued pursuant to Option Exercises
February 20, 2015	$1.52	75,000
February 23, 2015	$0.51	16,500
March 13, 2015	$1.80	100,000
April 13, 2015	$2.00	150,000
May 26, 2015	$1.75	75,000

Grants of Options
September 26, 2014	$1.63	200,000
November 26, 2014	$1.69	50,000
December 22, 2014	$1.88	300,000
January 23, 2015	$1.75	1,210,000
March 26, 2015	$2.73	225,000
May 26, 2015	$2.92	150,000

Grants of Performance Share Units
January 23, 2015	N/A	800,000
January 23, 2015	N/A	60,000
May 26, 2015	N/A	100,000

Series A Convertible Preferred Shares (1)
July 11, 2014	$2.20	10,000

(1)               10,000 Series A Preferred Shares at a price of $1,000 per share for total gross proceeds of $10 million, convertible into an aggregate of 4,545,455 Common Shares

TRADING PRICE AND VOLUME

            The Common Shares are listed for trading on the TSX under the symbol “MSL” and on the NASDAQ under the symbol “MSLI”.

            The following table sets forth the high and low closing prices and the aggregate volume of trading of our Common Shares on the TSX for the periods indicated.

Month	High (Cdn.$)	Low (Cdn.$)	Volume
June 2014	2.50	1.62	16,782,818
July 2014	2.65	2.15	9,840,005
August 2014	2.59	2.04	12,647,065
September 2014	2.32	1.60	20,451,487
October 2014	1.76	1.44	12,788,035
November 2014	1.75	1.60	9,256,684
December 2014	1.93	1.42	11,920,743
January 2015	1.90	1.67	10,971,546
February 2015	2.69	1.98	27,180,638
March 2015	3.00	2.62	30,446,983
April 2015	3.28	2.49	22,899,056
May 2015	3.02	2.53	20,331,787
June 2015	3.46	2.89	26,739,913

     The following table sets forth the closing price range and trading volumes of the Common Shares on NASDAQ for the periods indicated.

Month	High (U.S.$)	Low (U.S.$)	Volume
June 2014	2.59	1.48	1,533,774
July 2014	2.43	2.02	594,041
August 2014	2.37	1.88	450,310
September 2014	2.13	1.38	591,825
October 2014	1.57	1.24	411,626
November 2014	1.56	1.40	299,690
December 2014	1.67	1.21	850,037
January 2015	1.63	1.33	342,507
February 2015	2.20	1.59	692,691
March 2015	2.40	2.08	1,001,754
April 2015	2.60	2.06	871,847
May 2015	2.48	2.10	454,676
June 2015	2.85	2.48	1,332,832

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES
BETWEEN UNITED STATES AND CANADIAN REPORTING PRACTICES

            The Company prepares its financial statements, which are incorporated by reference into this prospectus, in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”). Accordingly, the Company’s financial statements are not comparable to financial statements of United States companies.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

            Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars. References to “$” or “Cdn.$” are to Canadian dollars and references to “U.S. dollars” or “U.S.$” are to United States dollars.

            The high, low, average and closing noon rates for the United States dollar in terms of Canadian dollars for each of the financial periods of the Company ended June 30, 2015, September 30, 2014, September 30, 2013 and September 30, 2012, as quoted by the Bank of Canada, were as follows:

	Nine months ended	Year ended	Year ended	Year ended
	June 30, 2015	September 30, 2014	September 30, 2013	September 30, 2012
		(expressed in Canadian dollars)
High	1.2803	1.1251	1.0576	1.0604
Low	1.1136	1.0284	0.9763	0.9710
Average	1.2023	1.0831	1.0155	1.0074
Closing	1.2474	1.1208	1.0285	0.9837

            On July 8, 2015, the noon exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was U.S.$1.00 = $0.7860.

CERTAIN INCOME TAX CONSIDERATIONS

            The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

            The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

            Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by McMillan LLP with respect to Canadian legal matters and with respect to certain United States legal matters.

INTEREST OF EXPERTS

            The following are the names of each person or company who has prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company:

•	McMillan LLP is the Company’s counsel with respect to Canadian and United States legal matters herein.

•	Deloitte LLP is the former external auditor of the Company and reported on the Company’s audited financial statements for the years ended September 30, 2013 and 2012 filed on SEDAR.

•	MNP LLP is the external auditor of the Company and reported on the Company’s audited financial statements for the year ended September 30, 2014 filed on SEDAR.

            To the Company’s knowledge, each of the aforementioned firms held less than 1% of the outstanding securities of the Company or of any associate or affiliate of the Company when they prepared the reports referred to above or following the preparation of such reports. None of the aforementioned firms received any direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the preparation of such reports. Based on information provided by the relevant persons, none of the aforementioned firms, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

            The Company’s auditor, MNP LLP, is independent of the Company within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of Ontario and the rules and standards of the PCAOB and within the meaning of the United States Securities Exchange Act of 1934 and the applicable rules and regulations thereunder adopted by the U.S. Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

            The Company's former auditor, Deloitte LLP, was the independent auditor of the Company for the years ended September 30, 2013 and 2012. Deloitte LLP has advised us that it was independent of the Company within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of Ontario and the rules and standards of the PCAOB and the securities laws and regulations administered by the U.S. Securities and Exchange Commission for such period and up to the date of its audit report, December 30, 2013.

RISK FACTORS

            Prospective purchasers of the Securities should consider carefully the risk factors set out herein and contained in and incorporated by reference in the accompanying Prospectus. Discussions of certain risks affecting us in connection with our business are set out under the heading “Risk Factors” in the accompanying Prospectus as well as in the documents incorporated by reference therein and herein, including, specifically, under heading “Risk Factors” in our 2014 AIF.

Risk Factors Associated with Our Business

Our strategy to grow our business through acquisitions is subject to significant risks.

            A key component of our strategy to grow our business is to complete additional pharmaceutical product acquisitions to expand our product range and increase our revenues. Accordingly, we will be dependent upon our ability to enter into acquisition and license agreements with pharmaceutical companies that have products that we believe are consistent with our business strategy. Risks in acquiring new pharmaceutical products include: (i) our ability to locate new products that are attractive and complement our business, and (ii) our ability to acquire these products at attractive acquisition prices. We also face competition from other pharmaceutical companies in acquiring rights to products, which makes it more difficult to find attractive products on acceptable terms. Accordingly we may not be able to acquire rights to additional products on acceptable terms, if at all. Further, we may not be able to obtain future financing for new product acquisitions on acceptable terms, if at all. Our inability to complete acquisitions of additional branded products could limit the overall growth of our business. Furthermore, even if we are able to obtain rights to pharmaceutical products, we may not generate sales sufficient to create a profit or otherwise avoid a loss. For example, the marketing strategy, distribution channels and levels of competition with respect to acquired products may be different than those of our current products and our ability to compete favourably in those product categories may be limited.

We may not be able to secure additional financing which may impair our ability to complete future acquisitions.

            There can be no assurance that we will be able to raise the additional funding that we will need to carry out our business objectives and to complete product acquisitions. The development of our business depends upon prevailing capital market conditions, our business performance and our ability to obtain financing through debt financing, equity financing or other means. There is no assurance that we will be successful in obtaining the financing we require as and when needed or at all in order to complete future acquisitions. If additional financing is raised by the issuance of shares from treasury, control of our company may change and shareholders may suffer additional dilution.

The pharmaceutical industry is highly competitive and is subject to rapid and significant technological change, which could render our technologies and products obsolete or uncompetitive.

            Our products will face competition from new pharmaceutical and biotech products that treat some of the same diseases and conditions as our products. Many of our competitors have greater financial resources and selling and marketing capabilities. We will face further competition from drug development companies that focus their efforts on developing and marketing products that are similar in nature to our products, but that in some instances offer improvements over our products, such as less frequent dosing, more pleasant taste, new dosage formats and other novel approaches to improve existing products. Our competitors may succeed in developing technologies and products that are more effective or less expensive to use than any that we may license or acquire. These developments could render our products obsolete or uncompetitive, which would have a material adverse effect on our business, financial condition and operating results.

Core patent protection for our initial portfolio has expired or will expire in the future, which could result in significant competition from generic products resulting in a significant reduction in sales.

            The core patents protecting our Vancocin® products expired on July 13, 2010 and the core patents protecting our Enablex® products expire in August 2016, which could result in significant competition from generic products and could result in a significant reduction in sales. Further, our Sintrom®, Salagen® and Estraderm MX® products are not subject to patent protection. In such situations, in order to continue to obtain commercial benefits from our products, we will rely on product manufacturing trade secrets, know-how and related non-patent intellectual property. The effect of this patent expiration depends, among other things, upon the nature of the market and the position of our products in the market from time to time, the growth of the market, the complexities and economics of manufacture of a competitive product and regulatory approval requirements of generic drug laws. In the event that competition develops from generic products, this competition could have a material adverse effect on our business, financial condition and operating results. The entrance into the market of a generic pharmaceutical product may erode the branded product’s market share which may have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and maintain our intellectual property and licensing arrangements which could impact our ability to compete effectively in our targeted markets.

            Our success will depend in part on our ability to protect and maintain intellectual property rights and licensing arrangements for our products. No assurance can be given that the licenses or rights used by our company will not be challenged, invalidated, infringed or circumvented, or that the rights granted thereunder will provide competitive advantages to our company. Any loss of intellectual property protection is likely to adversely affect our operating results. Our commercial success will also depend in part on us not infringing patents or proprietary rights of others and not breaching the licenses granted to us. There can be no assurance that we will be able to obtain a license to any third party technology that it may be required to conduct our business or that such technology can be licensed at a reasonable cost. There is no certainty that we will not be challenged by our partners for non-compliance with our existing or future licensing arrangements. Consequently, there may be a risk that licensing arrangements are withdrawn with no compensation or penalties to us.

The prices at which we are able to sell our pharmaceutical products may be adversely impact by government mandated reductions in pricing resulting from changes in drug reimbursement pricing policies

            During 2014, we were informed by the German Federal Joint Committee (G-BA), responsible for directives on drug reimbursement policy, that in Germany there is a plan to introduce a single reimbursement class for all anticholinergic-based OAB products in the market. This new classification would effectively set a maximum reimbursable price for public payors. If we are not able to establish a rationale for Enablex® (Darifenacin) to be excluded from the class, the price at which we can sell Enablex® in the German market could be significantly decreased and we may experience a material adverse effect on sales. Changes in other European countries regarding reimbursement policies for the Company’s products may also have an adverse impact on sales and revenues in these counties.

We may be subject to product liability claims, which can be expensive, difficult to defend and may result in large judgments or settlements.

            The administration of drugs to humans, whether in clinical trials or after marketing clearance is obtained, can result in product liability claims. Product liability claims can be expensive, difficult to defend and may result in large judgments or settlements against our company. In addition, third party collaborators and licensees may not protect us from product liability claims.

            We will maintain product liability insurance in connection with the marketing of our products. We may not be able to obtain or maintain adequate protection against potential liabilities arising from product sales. If we are unable to obtain sufficient levels of insurance at acceptable cost or otherwise protect against potential product liability claims we will be exposed to product liability claims. A successful product liability claim in excess of its insurance coverage could harm its financial condition, results of operations and prevent or interfere with its product commercialization efforts. In addition, any successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable terms. Even if a claim is not successful, defending such a claim may be time-consuming and expensive and would result in the Company needing to divert resources which could otherwise be used in developing its business.

Unexpected products safety or efficacy concerns may arise and result in unanticipated costs associated with product liability defence claims and potential reduction in revenues.

            Unexpected safety or efficacy concerns can arise with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals or declining sales, as well as product liability, consumer fraud and/or other claims. This could have a material adverse effect on our business, financial results and operating results.

Uncertainty can arise regarding the applicability of our proprietary information which could result in unanticipated competition.

            We will rely on trade secrets, know-how and other proprietary information as well as requiring employees, suppliers and other third-party service providers to sign confidentiality agreements. However, these confidentiality agreements may be breached, and we may not have adequate remedies for such breaches. Others may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to our proprietary information and adopt it in a competitive manner. If a third party obtains our proprietary information and adopts it in a competitive manner, it may have a material effect on our business, financial condition and operating results.

We have significant liabilities which require us to generate significant cash flows from operations in order to make mandated payments of principal and interest

            We have incurred significant liabilities in connection with the acquisition of our current product line. Our ability to repay these liabilities will be contingent upon our success in achieving sufficient revenues from these products to be able to make payments of principal and interest against this debt when due and payable. There is no assurance that we will be able to secure future additional financing to repay our current debt facility or our outstanding convertible debentures should cash flows from operations be insufficient to repay these liabilities. Our inability to repay outstanding debt when due would have a material adverse impact on our business.

We may not be able to continue to meet certain covenants under its existing credit facilities and our inability to meet these covenants could result in acceleration of our long term liabilities.

Our credit facilities require us to maintain specified collateral coverage and satisfy financial covenants. There can be no assurance that we will be able to continue to meet certain covenants under its existing credit facilities. A failure to meet such covenants could result in our lenders seeking to enforce their security under such credit facilities. This may negatively affect our financial condition, business and operating results. Our credit facility also contains restrictive covenants that, among other things, limit our ability and the ability of our subsidiaries to:

  incur additional indebtedness;

  pay dividends, redeem stock or make other distributions;

  make investments;

  create certain liens;

  transfer or sell assets;

  merge, consolidate or sell all or substantially all of our assets;

  create restrictions on the ability of our restricted subsidiaries to make payments to us; and

  enter into certain transactions with our affiliates.

            The restrictions in our credit facilities governing our other indebtedness may prevent it from taking actions that we believe would be in the best interest of our business and may make it difficult for us to execute our business strategy successfully or effectively compete with companies that are not similarly restricted. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility. We may be unable to refinance our indebtedness, at maturity or otherwise, on terms acceptable to us, or at all.

            Our ability to comply with the covenants and restrictions contained in our credit facilities may be affected by economic, financial and industry conditions beyond our control including credit or capital market disruptions. The breach of any of these covenants or restrictions could result in a default that would permit the lenders to declare all amounts outstanding to be due and payable, together with accrued and unpaid interest. If we are unable to repay the indebtedness, the lenders could proceed against the collateral securing the indebtedness. This could have serious consequences to our financial position and results of operations and could cause us to become bankrupt or insolvent.

We rely on third parties to undertake promotion and distribution of our products in certain markets and their inability to successfully market our products may impact on our ability to generate revenues in these markets.

            We have entered into or are currently negotiating (in the case of Sintrom®) promotion and distribution agreements with selected partners in certain European countries for our Enablex® and Sintrom® products. We will rely on these partners to undertake marketing and sales efforts in countries for which promotion and distribution rights have been granted. There is no assurance that our partners will effectively be able to achieve significant sales of products in their respective territories and their inability to do so may impact adversely on our revenues and our results of operations.

We rely on third parties to manufacture our products and the inability of these third parties to manufacture our products in accordance with our requirements may impact on our ability to generate revenues.

            We do not have the internal capability to manufacture pharmaceutical products and rely on third parties to manufacture our products. We cannot be certain that manufacturing sources will continue to be available or that we will be able to continue to outsource the manufacturing of our products on reasonable or acceptable terms. In addition, outsourcing manufacturing exposes us to a number of risks which are outside our control, including: our suppliers may fail to comply with government mandated current good manufacturing practices which include quality control and quality assurance requirements, and the corresponding maintenance of records and documentation and manufacture of products according to the specifications contained in the applicable regulatory file resulting in mandated production halts or limitations; or our suppliers may experience manufacturing quality, control or yield issues which would require the supplier to halt or limit production of our products.

            If we encounter delays or difficulties with contract manufacturers, packagers or distributors, sales of our products could be delayed. If we change the source or location of supply or modify the manufacturing process, regulatory authorities will require us to demonstrate that the product produced by the new source or from the modified process is equivalent to the product used in any clinical trials that were conducted. If we are unable to demonstrate this equivalence, we will be unable to manufacture products from the new source or location of supply, or use the modified process. We may incur substantial expenses in order to ensure equivalence. This may negatively affect its business, financial condition and operating results.

If our supply of finished products is interrupted, our ability to maintain inventory levels could suffer and future revenues could be delayed.

            Supply interruptions may occur and our inventory of finished products may not always be adequate to satisfy demand. Numerous factors could cause interruptions in the supply of our finished products, including failure to have a third party supply chain validated in a timely manner, shortages in raw material and packaging components required by our manufacturers, changes in our sources for manufacturing or packaging, our failure to timely locate and obtain replacement manufacturers as needed and conditions affecting the cost and availability of raw materials. There can be no assurances that our other products will not be interrupted in the future. This may have an adverse effect on our business, financial results and operations.

We will rely on third parties to perform distribution, logistics, regulatory and sales services for our products and their inability to perform these services in accordance with our requirements could cause our business to suffer.

            We rely on third parties to provide distribution, logistics, regulatory and sales services including warehousing of finished product, accounts receivable management, billing, collection and record keeping. If the third parties cease to be able to provide us with these services, or do not provide these services in a timely or professional manner we may not be able to successfully manage the product revenues or integrate new products into its business, which may result in decreases in sales. Additionally, any delay or interruption in the process or in payment could result in a delay delivering product to our customers, which could have a material effect on our business, financial condition and operating results.

The publication of negative results of studies or clinical trials may adversely impact market demand for our products.

            From time-to-time, studies or clinical trials on various aspects of pharmaceutical products are conducted by academics or others, including government agencies. The results of these studies or trials, when published, may have a dramatic effect on the market for the pharmaceutical product that is the subject of the study. The publication of negative results of studies or clinical trials related to our products or the therapeutic areas in which our products compete could adversely affect our sales, the prescription trends for our products and the reputation of our products. In the event of the publication of negative results of studies or clinical trials related to our products or the therapeutic areas in which our products compete, our business, financial condition, and operating results could be materially adversely affected.

We must successfully integrate any products that we acquired or will acquire in the future in order that we can generate anticipated revenues from these products.

            We will pursue additional products that could complement or expand our business. However, there can be no assurance that we will be able to identify appropriate acquisition candidates in the future. If an acquisition candidate is identified, there can be no assurance that we will be able to successfully negotiate the terms of any such acquisition, finance such acquisition or integrate such acquired product or business into its existing products and business. Furthermore, the negotiation of potential acquisitions and integration of acquired product lines could divert management’s time and resources, and require significant resources to consummate. If we consummate one or more significant acquisitions through the issuance of Common Shares, our shareholders could suffer significant dilution of their ownership interests.

Our inability to attract and retain key managerial personnel may adversely impact our ability to carry out our business operations and strategies as planned.

            We are highly dependent on qualified managerial personnel. Our anticipated growth will require additional expertise and the addition of new qualified personnel. There is intense competition for qualified personnel in the pharmaceutical field. Therefore, we may not be able to attract and retain the qualified personnel necessary for the development of our business. The loss of the services of existing personnel, as well as the failure to recruit additional key managerial personnel in a timely manner, would harm its business development programs, and our ability to manage day-to-day operations, attract collaboration partners, attract and retain other employees and generate revenues. We may not maintain key person life insurance on any of our employees.

Increases in sales may attract generic competition which could impact on the prices that we are able to charge for our products.

            If sales of any of our products that no longer enjoy market exclusivity or are not sufficiently protected by associated intellectual property were to increase substantially, competitors may be more likely to develop generic formulations that compete directly with our products. Increased generic competition would have a material adverse effect on our business and financial results.

Our business is subject to limitations imposed by government regulation which may increase our costs of regulatory compliance as well as impact adversely on our ability to market and sell our products.

            In both domestic and foreign markets, the formulation, manufacturing, packaging, labelling, handling, distribution, importation, exportation, licensing, sale and storage of our products are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints which are beyond our control. Such laws, regulations and other constraints may exist at all levels of government. There can be no assurance that we will be in compliance with all of these laws, regulations and other constraints. Failure to comply with these laws, regulations and other constraints or new laws, regulations or constraints could lead to the imposition of significant penalties or claims and could negatively impact our business. In addition, the adoption of new laws, regulations or other constraints or changes in the interpretations of such requirements may result in significant compliance costs or lead us to discontinue product sales and may have an adverse effect on the marketing of our products, resulting in significant loss of sales.

            In the United States, the Food and Drug Administration (the “FDA”) perceives any written or verbal statement used to promote or sell a product that associates an unapproved nutrient with a disease (whether written by us, the content of a testimonial endorsement or contained within a scientific publication) to be evidence of intent to sell an unapproved new drug. If any such evidence is found with respect to our products, the FDA may take adverse action against us, ranging from a warning letter necessitating cessation of use of the statement to injunctions against product sale, seizures of products promoted with the statements, and civil and criminal prosecution of our executives. Such actions could have a detrimental effect on sales.

Our policies regarding returns, allowances and chargebacks may reduce revenues in future fiscal periods.

            We cannot ensure that our estimated reserves are adequate or that actual product returns, allowances and chargebacks will not exceed the estimates, which could have a material adverse effect on our results of operations, financial condition, and cash flows

We may be subject to the risks of foreign exchange rate fluctuation which could result in foreign exchange losses.

            We may be exposed to fluctuations of the Canadian dollar against certain other currencies because we publishes our financial statements in Canadian dollars, while a portion of our assets, liabilities, revenues and costs are or will be denominated in other currencies, such as the Euro and the U.S. dollar. Exchange rates for currencies of the countries in which we operate may fluctuate in relation to the Canadian dollar, and such fluctuations, especially as between the Canadian dollar, U.S. dollar and the Euro, may have a material adverse effect on its earnings or assets when translating foreign currency into Canadian dollars. In order to mitigate the risk, we have used, in the past, forward contracts and other derivative instruments to reduce our exposure to foreign currency risk and may or may not do so in the future. Accordingly, we may experience economic loss and a negative impact on earnings solely as a result of foreign exchange rate fluctuations, which include foreign currency devaluations against the Canadian dollar. We do not typically carry currency convertibility risk insurance.

Market rate fluctuations could adversely affect our results of operations.

            We may be subject to market risk through the risk of loss of value in our portfolios resulting from changes in interest rates, foreign exchange rates, credit spreads, and equity prices. We are required to mark to market our held-for-trading investments at the end of each reporting period. This process could result in significant write-downs of our investments over one or more reporting periods, particularly during periods of overall market instability, which could have a significant unfavourable effect on our financial position.

We may be unsuccessful in evaluating material risks involved in completed and future investments which could impact our ability to realize the expected benefits from future investments and acquisitions.

            We will regularly review investment opportunities and as part of the review, conduct business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in any particular transaction. Despite our efforts, we may be unsuccessful in ascertaining or evaluating all such risks. As a result, we may not realize the intended advantages of any given investment and may not identify all of the risks relating to the investment. If we fail to realize the expected benefits from one or more investments, or do not identify all of the risks associated with a particular investment, our business, results of operations and financial condition could be adversely affected.

We may be subject to certain regulations that could restrict our activities and abilities to generate revenues as planned.

            From time to time, governments, government agencies and industry self- regulatory bodies in Canada, the United States, the European Union and other countries in which we will operate have adopted statutes, regulations and rulings that directly or indirectly affect the activities of our company and our future clients. These regulations could adversely impact on our ability to execute our business strategy and generate revenues as planned.

Our inability to maintain effective internal controls over financial reporting could increase the risk of an error in our financial statements.

            Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives due to its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is therefore subject to error, collusion, or improper override. Given such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis, and although it is possible to incorporate into the financial reporting process safeguards to reduce this risk, they cannot be guaranteed to entirely eliminate it. If we fail to maintain effective internal control over financial reporting, then there is an increased risk of an error in our financial statements that could result in us being required to restate previously issued financial statements at a later date.

Risks Relating to Our Securities

There are unexercised stock options and unconverted Series A Preferred Shares outstanding. If these are exercised or converted, an investor’s interest in our Common Shares will be diluted.

            As of July 8, 2015, we had 102,226,641 Common Shares issued and outstanding. If all of the options that were issued and outstanding as of that date were to be exercised, including options that are not yet exercisable, we would be required to issue up to an additional 3,818,500 Common Shares, or approximately 3.7% of our issued and outstanding Common Shares as of the date of this Prospectus. In addition, our Series A Preferred Shares are also convertible into Common Shares. These issuances would decrease the proportionate ownership and voting power of all other stockholders. This dilution could cause the price of our Common Shares to decline and it could result in the creation of new control persons. In addition, our shareholders could suffer dilution in the net book value per Common Share.

A decline in the price of the Common Shares could affect our ability to raise further working capital and adversely impact our ability to continue operations.

            A prolonged decline in the price of the Common Shares could result in a reduction in the liquidity of our Common Shares and a reduction in our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our Common Shares could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including its ability to acquire new products and continue its current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital on acceptable terms or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not have the resources to continue our normal operations.

Because we can issue additional Common Shares, holders of our Common Shares may incur immediate dilution and may experience further dilution.

            If we require additional funds in the future and raise such funds by issuing additional equity securities, especially at prices lower than the price of the Offered Shares under this Prospectus, such financing may dilute the equity interests of our current shareholders, including purchasers who acquire Offered Shares pursuant to this Prospectus.

Because it is unlikely that we will pay dividends in the foreseeable future, stockholders may only benefit from owning Common Shares if the value of the Common Shares appreciates.

We have never paid dividends on our Common Shares and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his or her investment should not purchase Common Shares.

There is currently no market through which our Securities, other than our Common Shares, may be sold.

There is currently no market through which our Securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, our Warrants, Preferred Shares and Units will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell the Securities, other than the Common Shares, purchased under this Prospectus. This may affect the pricing of our Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for our Securities will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

We are a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

We are organized under the laws of British Columbia, Canada and, accordingly, are governed by the Business Corporations Act (British Columbia). This Act differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders’ suits, indemnification of directors and inspection of corporation records.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

  the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

  the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 40-F within three months of the end of each fiscal year. We may elect to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements as well as issue press releases distributed pursuant to the rules and regulations of The NASDAQ Stock Market, but we are not required to do so. We also may elect to issue press releases relating to financial results and material events in compliance with Form 8-K.

In the event we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

            The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents set out under the heading “Documents Incorporated by Reference”; (ii) the consents of the Company’s auditor, legal counsel and technical report authors; and (iii) the powers of attorney from the directors and certain officers of the Company. A copy of the form of warrant indenture or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

ADDITIONAL INFORMATION

            The Company has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

            The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and with the securities regulators in Canada. Under MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meaning of rules made under the U.S. Exchange Act, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as United States companies.

            You may read any document that the Company has filed with the SEC at the SEC’s public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. You may read and download some of the documents that the Company has filed with the SEC’s EDGAR system at www.sec.gov. You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities under the Company’s profile on the SEDAR website at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

            The Company is a corporation existing under the Business Corporations Act (British Columbia). All of the Company’s directors and officers, and all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and substantially all of the Company’s assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

            The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed DL Services Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

AGENT FOR SERVICE OF PROCESS

            Robert Bloch is a director of the Company and resides outside of Canada and has appointed McMillan LLP, 1055 West Georgia Street, Suite 1500, PO Box 11117, Vancouver, British Columbia, Canada V6E 4N7 as agent for service of process.

            Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”) and the articles of the Registrant (the “Articles”) regarding indemnification of the Registrant’s directors and officers.

Indemnification under the Act

Under Section 160(a) of the Act, and subject to Section 163 of the Act, the Registrant may indemnify any eligible party (as defined in the Act) against all eligible penalties (as defined in the Act) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses (as defined in the Act) actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding (as defined in the Act).

Under Section 159 of the Act:

•	an “eligible party” means an individual who:

o	is or was a director or officer of the Registrant,

o	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

o	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of "eligible proceeding" and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual;

•	an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

•

an “eligible proceeding” means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation

o	is or may be joined as a party, or

o	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

•	“expenses” are defined to include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of any proceeding; and

•	a “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163(1) of the Act, the Registrant must not indemnify an eligible party under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, may:

  order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

  order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

  make any other order the Court considers appropriate.

Indemnification under the Articles

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 21.2 of the Articles, the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in Article 21.2 of the Articles.

Under Article 21.3 of the Articles and subject to any restrictions in the Act, the Registrant may indemnify any person, including any eligible party, against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

Subject to the Act, the failure of an eligible party of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under the Article 21 of the Articles which governs indemnification of eligible parties.

Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any eligible party (or his or her heirs or legal personal representatives) against any liability incurred by him or her as an eligible party.

For the purposes of the Articles, the terms “eligible party”, “eligible penalty”, “eligible proceeding”, “expenses and “proceeding” have the meanings set forth in the Act, as summarized above.

Indemnification for Liabilities under the Securities Act of 1933, as amended

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXHIBITS

Exhibit	Description
No.

4.1

Annual information form of the Registrant for the year ended September 30, 2014 dated December 22, 2014 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended September 30, 2014, filed with the Commission on December 23, 2014)

4.2

Audited consolidated financial statements of the Registrant as at the fiscal years ended September 30, 2014 and 2013 and for the three year period ended September 30, 2014 together with the notes thereto and the reports of independent registered public accounting firms thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended September 30, 2014, filed with the Commission on December 23, 2014)

4.3

Management’s discussion and analysis of consolidated results of operations and financial condition of the Registrant for the year ended September 30, 2014 dated December 18, 2014 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended September 30, 2014, filed with the Commission on December 23, 2014)

4.4

Unaudited consolidated interim financial statements of the Registrant for the three and six months ended March 31, 2015 and the notes thereto (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on May 14, 2015)

Exhibit	Description
No.

4.5

Management’s discussion and analysis of consolidated results of operations and financial condition of the Registrant for the three and six months ended March 31, 2015, dated May 13, 2015 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on May 14, 2015)

4.6

Management information circular and form of proxy dated February 23, 2015 prepared in connection with the annual general and special meeting of the Registrant’s shareholders held on March 26, 2015 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on March 11, 2015)

4.7	Material change report of the Registrant dated October 3, 2014 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on June 25, 2015)

4.8	Material change report of the Registrant dated November 25, 2014 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on June 25, 2015)

4.9	Material change report of the Registrant dated May 4, 2015 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on May 13, 2015)

4.10	Material change report of the Registrant dated May 29, 2015 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on June 25, 2015)

4.11	Material change report of the Registrant dated June 3 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on June 25, 2015)

5.1	Consent of Deloitte LLP(1)

5.2	Consent of MNP LLP(1)

6.1	Powers of Attorney (included on signature pages hereto)

(1)	Filed as an exhibit to this registration statement on Form F-10.

III - 1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III - 2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on July 9, 2015.

MERUS LABS INTERNATIONAL INC.

By:
/s/ Barry Fishman
Name: Barry Fishman
Title: Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry Fishman and Andrew Patient, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the U.S. Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on July 9, 2015.

Signature	Title

/s/ Barry Fishman	Chief Executive Officer and Director (Principal Executive Officer)
Barry Fishman

/s/ Andrew Patient	Chief Financial Officer (Principal Financial Officer)
Andrew Patient

/s/ Michael Cloutier	Director and Chairman
Michael Cloutier

/s/ Robert S. Pollock	Director
Robert S. Pollock

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/s/ Timothy G. Sorensen	Director
Timothy G. Sorensen

/s/ David D. Guebert	Director
David D. Guebert

/s/ Theresa S. Firestone	Director
Theresa S. Firestone

/s/ Robert Bloch	Director
Robert Bloch

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on July 9, 2015.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi

Name:	Donald J. Puglisi
Title:	Managing Director

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EXHIBIT INDEX

Exhibit	Description
No.

4.1

Annual information form of the Registrant for the year ended September 30, 2014 dated December 22, 2014 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended September 30, 2014, filed with the Commission on December 23, 2014)

4.2

Audited consolidated financial statements of the Registrant as at and for the fiscal years ended September 30, 2014 and 2013, together with the notes thereto and our independent auditors’ report thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended September 30, 2014, filed with the Commission on December 23, 2014)

4.3

Management’s discussion and analysis of consolidated results of operations and financial condition of the Registrant for the year ended September 30, 2014 dated December 18, 2014 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the fiscal year ended September 30, 2014, filed with the Commission on December 23, 2014)

4.4

Unaudited consolidated interim financial statements of the Registrant for the three and six months ended March 31, 2015 and the notes thereto (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on May 14, 2015)

4.5

Management’s discussion and analysis of consolidated results of operations and financial condition of the Registrant for the three and six months ended March 31, 2015, dated May 13, 2015 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on May 14, 2015)

4.6

Management information circular and form of proxy dated February 23, 2015 prepared in connection with the annual general and special meeting of the Registrant’s shareholders held on March 26, 2015 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on March 11, 2015)

4.7	Material change report of the Registrant dated October 3, 2014 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on June 25, 2015)

4.8	Material change report of the Registrant dated November 25, 2014 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on June 25, 2015)

4.9	Material change report of the Registrant dated May 4, 2015 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on May 13, 2015)

4.10	Material change report of the Registrant dated May 29, 2015 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on June 25, 2015)

4.11	Material change report of the Registrant dated June 3 (incorporated by reference to the Registrant’s Form 6-K furnished to the Commission on June 25, 2015)

5.1	Consent of Deloitte LLP(1)

5.2	Consent of MNP LLP(1)

6.1	Powers of Attorney (included on signature pages hereto)

(1)	Filed as an exhibit to this registration statement on Form F-10.